Exhibit 99.1
ANADYS PHARMACEUTICALS, INC. ANNOUNCES
PROPOSED PUBLIC OFFERING OF COMMON STOCK
San Diego, October 14, 2010 — Anadys Pharmaceuticals, Inc. (Nasdaq: ANDS) announced today that it is offering to sell shares of its common stock in an underwritten public offering. Anadys also expects to grant the underwriter a 30-day option to purchase up to an additional 15% of the shares of common stock offered in the public offering to cover over-allotments, if any. All of the shares in the offering are to be sold by Anadys. Lazard Capital Markets LLC is acting as sole book-running manager in the offering. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.
Anadys intends to use the net proceeds from the offering to support a Phase IIb study of ANA598, which Anadys is on track to commence early in the first quarter of 2011, as well as for general corporate purposes, including working capital.
The securities described above are being offered by Anadys pursuant to a shelf registration statement and accompanying prospectus on Form S-3 previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) on April 23, 2009. A preliminary prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s web site at http://www.sec.gov. When available, copies of the preliminary prospectus supplement relating to these securities may also be obtained from the offices of Lazard Capital Markets LLC at 30 Rockefeller Plaza, 60th Floor, New York, NY, 10020 or via telephone at (800) 542-0970. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.
About Anadys
Anadys Pharmaceuticals, Inc. is a biopharmaceutical company dedicated to improving patient care by developing novel medicines for the treatment of hepatitis C. Anadys believes hepatitis C represents a large unmet medical need in which meaningful improvements in treatment outcomes may be attainable with the introduction of new medicines. Anadys is developing ANA598, a direct-acting antiviral or DAA, for the treatment of hepatitis C. In an ongoing Phase II study, Anadys has completed 12 weeks of dosing ANA598 added to current standard of care. Anadys has also investigated the potential of ANA773, an oral, small-molecule inducer of endogenous interferons that acts via the Toll like receptor 7, or TLR7, pathway in hepatitis C.
Safe Harbor Statement
Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, references to Anadys’ expectations regarding its proposed public offering, Anadys’ expected use of proceeds from the offering, Anadys’ development programs including the anticipated timing for commencement of its Phase IIb study of ANA598, and Anadys’ ability to develop novel medicines in the area of hepatitis C. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause Anadys’ actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. For example, there are risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering. In addition, the results of preclinical and early clinical studies may not be predictive of future results, and Anadys cannot provide any assurances that ANA598 or ANA773 will not have unforeseen safety issues, will have favorable results in future clinical trials or will receive regulatory approval. Risk factors that may cause actual results to differ are discussed in Anadys’ SEC filings. All forward-looking statements are qualified in their entirety by this cautionary statement. Anadys is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

Investor Contact: Amy Conrad Anadys Pharmaceuticals, Inc. (858) 530-3607 aconrad@anadyspharma.com	Media Contact: Ian Stone or David Schull Russo Partners, LLC (619) 528-2220 ian.stone@russopartnersllc.com david.schull@russopartnersllc.com